SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2004

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

    ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 13, 2004, Ventiv Health, Inc. ("Ventiv") completed the acquisition of substantially all of the assets, and the assumption of certain liabilities, of Smith Hanley Holding Corp. and its subsidiaries (collectively, “Smith Hanley”). Smith Hanley is a leading provider of outsourced clinical staffing and recruiting services to the U.S. pharmaceutical industry. The transaction was made pursuant to a definitive agreement, dated September 21, 2004 (the "Asset Purchase Agreement"). Prior to the execution of the Asset Purchase Agreement, there were no material relationships between Ventiv and Smith Hanley.

The closing consideration for the assets acquired consisted of $30 million in cash, unregistered shares of common stock of Ventiv having an assigned value of $20 million (the “Initial Shares”) and the assumption of specified short-term liabilities of Smith Hanley. The purchase price also included an earn-out provision pursuant to which Smith Hanley will become entitled to additional consideration, which may be material, if the acquired business achieves specified profitability targets during 2004 and 2005. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of shares of Ventiv common stock.

The purpose of this amended Current Report on Form 8-K is to provide the historical and pro forma financial statements of the acquired business, which were not included in the Form 8-K filed on October 19, 2004.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

•	Audited consolidated financial statements of Smith Hanley as of and for the year ended December 31, 2003.
•	Unaudited consolidated financial statements of Smith Hanley as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003.

(b) Pro forma financial information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2004
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c) Exhibits - The following documents are filed as exhibits to this report:

Exhibit No.	Description
**2.1	ASSET PURCHASE AGREEMENT, dated as of September 21, 2004, by and among Smith Hanley Holding Corp., a Connecticut corporation (“SHHC”)
*23.1	Consent of KPMG LLP
**99.1	Press release dated October 15, 2004
* Filed herewith
** Previously filed as an exhibit to the Current Report on Form 8-K filed by Registrant on October 19, 2004

Report of Independent Registered Public Accounting Firm

The Board of Directors

Smith Hanley Holding Corp.:

We have audited the accompanying consolidated balance sheet of Smith Hanley Holding Corp. and subsidiaries (the Company) as of December 31, 2003 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smith Hanley Holding Corp. and subsidiaries as of December 31, 2003, the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

April 8, 2004, except as to the
last paragraph of note 4, which is as of
June 17, 2004 and except as to note 8,
which is as of October 13, 2004

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
Assets	December 31, 2003	September 30, 2004
		(Unaudited)

Current assets:
Cash and cash equivalents	$383,145	2,106,472
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $90,000, respectively	12,571,162	14,858,809
Due from officers	477,420	4,790,448
Prepaid expenses	190,336	338,248
Total current assets	13,622,063	22,093,977

Property and equipment, net	674,157	748,735
Goodwill, net	3,074,020	3,074,020
Other noncurrent assets	33,093	35,097
Total assets	$17,403,333	25,951,829

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$700,008	700,008
Accounts payable and accrued expenses	1,243,854	1,086,274
Accrued payroll, bonuses and commissions	4,462,504	6,939,335
Due to officers	1,951	—
Total current liabilities	6,408,317	8,725,617

Long-term debt, excluding current portion	1,983,316	1,458,310
Line of credit	2,750,000	6,250,000
Deferred tax liability	63,880	94,580
Total liabilities	11,205,513	16,528,507

Shareholders’ equity:
Common stock; no par value. Outstanding 5,100 shares	90	90
Additional paid-in capital	884,721	884,721
Stock subscriptions receivable	(634,941)	(613,575)
Retained earnings	5,947,950	9,152,086
Total shareholders’ equity	6,197,820	9,423,322

Commitments and contingencies
Total liabilities and shareholders’ equity	$17,403,333	25,951,829

See accompanying notes to consolidated financial statements.

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Consolidated Statements of Operations

	Year ended December 31, 2003	Nine months ended
		September 30, 2003	September 30, 2004
		(Unaudited)

Revenue from services:
Permanent placement fees	$11,063,060	8,560,674	9,882,605
Temporary services fees	63,820,077	46,557,857	58,848,295
Revenue from services	74,883,137	55,118,531	68,730,900
Cost of services	48,643,442	35,487,029	44,900,044
Gross profit	26,239,695	19,631,502	23,830,856
Selling, general, and administrative expenses	20,645,603	15,174,762	17,144,104
Operating income	5,594,092	4,456,740	6,686,752
Interest income (expense), net	(193,224)	(121,469	(118,686)
Income before income taxes	5,400,868	4,335,271	6,568,066
Provision for income taxes:
Current	276,543	221,981	390,226
Deferred	63,880	51,276	30,700
Total provision for income taxes	340,423	273,257	420,926

Net income	$5,060,445	4,062,014	6,147,140

See accompanying notes to consolidated financial statements.

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Consolidated Statements of Shareholders' Equity Year Ended December 31, 2003 and nine months ended September 30, 2004

	Common stock		Additional paid-in	Subscription	Retained
	Shares	Amount	capital	receivable	earnings	Total

Balances at December 31, 2002	5,100	$90	884,721	(634,941)	4,457,673	4,707,543
Net income	—	—	—	—	5,060,445	5,060,445
Equity distribution	—	—	—	—	(3,570,168)	(3,570,168)
Balances at December 31, 2003	5,100	90	884,721	(634,941)	5,947,950	6,197,820

Net income (unaudited)	—	—	—	—	6,147,140	6,147,140
Equity distribution (unaudited)	—	—	—	—	(2,943,004)	(2,943,004)
Payment on stock subscription (unaudited)	—	—	—	21,366	—	21,366
Balances at September 30, 2004 (unaudited)	5,100	$90	884,721	(613,575)	9,152,086	9,423,322

See accompanying notes to consolidated financial statements.

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Consolidated Statements of Cash Flows

	Year ended	Nine months ended
	December 31, 2003	September 30, 2003	September 30, 2004
		(Unaudited)
Cash flows from operating activities:
Net income	$5,060,445	4,062,014	6,147,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	247,629	165,659	164,580
Provision for deferred income taxes	63,880	51,276	30,700
Changes in assets and liabilities:
Trade accounts receivable, net	(1,538,062)	(3,163,853)	(2,287,647)
Due from officers and employees	(320,892)	(566,717)	(4,313,028)
Prepaid expenses	(18,356)	(59,016)	(147,912)
Other noncurrent assets	9,947	—	(2,004)
Accounts payable and accrued expenses	132,428	1,157,891	2,319,251
Due to officers	(57,924)	—	(1,951)
Net cash provided by operating activities	3,579,095	1,647,254	1,909,129

Cash flows from investing activities:
Purchases of property and equipment	(175,774)	(108,542	(239,158)
Net cash used in investing activities	(175,774)	(108,542	(239,158)

Cash flows from financing activities:
Payments on stock subscription	—	—	21,366
Proceeds from line of credit and long-term debt	8,250,000	7,425,002	9,000,000
Payments of line of credit and long-term debt	(7,700,008)	(7,700,008)	(6,025,006)
Distributions to shareholders	(3,570,168)	(1,698,249)	(2,943,004)
Bank overdrafts	—	434,543	—
Net cash (used in) provided by financing activities	(3,020,176)	(1,538,712)	53,356

Net increase in cash and cash equivalents	383,145	—	1,723,327
Cash and cash equivalents, beginning of period	—	—	383,145
Cash and cash equivalents, end of period	$383,145	—	2,106,472

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Consolidated Statements of Cash Flows

	Year ended December 31, 2003	Nine months ended
		September 30, 2003	September 30, 2004
		(Unaudited)
Supplemental disclosure of cash flow information:
Cash paid for interest	$194,000	113,903	250,421
Cash paid for taxes	340,023	133,093	355,342

See accompanying notes to consolidated financial statements.

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2003, September 30, 2004 and 2003 (Unaudited)

(1)    Organization

The accompanying consolidated financial statements include the accounts of Smith Hanley Holding Corp. (SHHC), and its wholly owned subsidiaries, Smith Hanley Consulting Group, Inc. (Consulting), Smith Hanley Associates, Inc. (Associates), MedFocus, Inc. (MedFocus) and Anova Clinical Solutions, Inc. (together with SHHC, the Company). The Company provides placement and contract staffing of personnel to business and professional service organizations.

SHHC is headquartered in Connecticut and has branch offices in Chicago, Illinois (two offices); New York, New York; Houston, Texas; and Orlando, Florida. SHHC elected to be treated as an S corporation on July 7, 1999.

Consulting commenced operations on January 1, 1995 as an S corporation. SHHC commenced operations on June 18, 1999 as an S corporation.

The Company acquired MedFocus in September 2000 in a combination accounted for under the purchase method of accounting. The operations of MedFocus have been included in the consolidated financial statement from the date of acquisition. MedFocus is engaged in the temporary placement of professional worksite employees. MedFocus is headquartered and has operations in Chicago, Illinois.

As discussed in note 8, all of the Company’s operations were acquired by Ventiv Health, Inc. in October 2004.

(2)    Summary of Significant Accounting Policies

(a)    Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

(b)    Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less.

(c)    Trade Accounts Receivable, Net

The Company provides, if necessary, allowances which management believes are adequate to absorb losses to be incurred in realizing the amounts recorded in the accompanying consolidated financial statements. The Company periodically evaluates the creditworthiness of its customers’ financial condition to determine credit to be extended and the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

The Company is obligated to pay the salaries, wages, and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company’s ability to collect amounts due from customers could be affected by economic fluctuations in its markets.

(d)    Property and Equipment, Net

Property and equipment is recorded at cost net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property is being depreciated over the estimated useful lives of the related assets using the straight-line method. The useful lives of the property and equipment for purposes of computing depreciation range from five to seven years.

(e)    Goodwill

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets.

In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the Company was required to evaluate existing goodwill that was acquired in the purchase of MedFocus, Inc. As was required by the pronouncement, the Company reassessed the useful life and residual value of the intangible asset and tested the intangible asset for impairment. Impairment was measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. The results of this analysis did not require the Company to recognize an impairment loss.

The Company performed its annual update of the impairment test for goodwill at the end of fiscal year 2003. The results of this test indicated that goodwill was not impaired.

(f)    Shareholders’ Equity

During 2003, equity distributions of $3,570,168, were made by the Company to its shareholders. During the nine months ended September 30, 2004, equity distributions of $2,943,004 were made by the Company to its shareholders.

(g)    Income Taxes

The Company has elected to be treated as an S corporation for federal and certain state income tax purposes. As an S corporation, the earnings of the Company are reported by the individual shareholders, and the Company is not responsible for federal or certain state income taxes. The Company has provided for state and local income taxes for those taxing jurisdictions that do not recognize the S corporation status as well as the composite state taxes for the other taxing jurisdictions. The Company’s deferred tax liabilities primarily relate to the Company recording amounts on a cash basis for tax purposes or differences between book and tax depreciation.

(h)    Revenue and Cost Recognition

The Company’s revenues include temporary services fees paid by clients under client service agreements. In consideration for payment of such temporary services fees, the Company agrees to pay the following direct costs associated with worksite employees: (a) salaries and wages, (b) employment related taxes, and (c) workers’ compensation insurance premiums. The Company accounts for temporary services fees and the related direct payroll costs using the accrual basis of accounting. Under the accrual method, temporary services fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues, and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employees. Subsequent to the end of each period, such wages are paid, and the related service fees are billed.

Permanent placement fees are recognized as revenue when the candidates have commenced employment. Revenues from permanent placements are reported in the statements of operations net of estimated adjustments due to termination of employment of placed candidates within the Company’s guarantee period (generally 90 days). The net adjustment in each of the periods presented is immaterial.

(i)    Gross Profit

Gross profit is determined by deducting the direct cost of services for temporary staffing revenues (temporary and contract personnel payroll, payroll taxes, and insurance costs) from total service revenues from services. The primary costs associated with permanent placement revenues are sales commissions, which increase in proportion with revenue from permanent placements. Consistent with industry practice, these costs are included in selling, general, and administrative expenses.

(j)    Self-Insurance

The Company offers employee health insurance, to eligible employees, for which the Company is self-insured for a portion of the cost. The Company retains liability up to $150,000 annually for each health insurance claim. Self-insurance costs are accrued using estimates to approximate the liability for reported claims and claims incurred but not reported.

(k)    Recently Issued Accounting Pronouncements

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Certain Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adopting this statement did not have a material impact on the consolidated financial statements of the Company.

(3)    Property and Equipment, Net

Property and equipment, net consists of the following:

	December 31, 2003	September 30, 2004
Furniture and fixtures	$1,162,986	1,361,060
Leasehold improvements	147,896	159,942
Software	201,520	230,559
	1,512,402	1,751,561
Less accumulated depreciation	838,245	1,002,826
	$674,157	748,735

(4)    Long-Term Debt

The Company has a $10 million Credit Agreement (the Credit Facility) that is comprised of a $3.5 million nonrestoring term note (the Term Note) and a line of credit which allows for additional borrowings up to a total outstanding balance of $6.5 million (the Line of Credit). Outstanding borrowings under the Credit Facility bear interest, payable monthly, at either the lender’s prime rate or LIBOR plus the applicable margin, at the option of the Company. The interest rate at December 31, 2003 was 4% on the revolving component of the credit facility and 3.17% on the term component of the credit facility. The aggregate principal amount outstanding under the Line of Credit is subject to:

(i)	All loans under the Line of Credit at any time outstanding shall not exceed $6,500,000;

(ii)	Loans, plus the amount outstanding in connection with the Term Note shall not exceed the Borrowing Base (as defined);

(iii)	Working capital loans at any time outstanding shall not exceed $3,500,000; and

(iv)	Acquisition loans at any time outstanding shall not exceed $3,000,000.

Borrowings are secured by the Company’s present and future personal property and fixtures. The terms of the Credit Facility require that the Company pay an “unused fee” of one-eighth of 1% (1/8%) on the average daily unused portion of the line of credit. In addition, certain financial covenants and payment terms were amended.

At December 31, 2003 and September 30, 2004, the Company had $2,750,000 and $6,250,000, respectively, outstanding under the Line of Credit. The amount of unused line of credit at December 31, 2003 and September 30, 2004 was $3,750,000 and $250,000, respectively.

At December 31, 2003 and September 30, 2004, the Company had $2,683,324 and $2,158,318, respectively, outstanding under the Term Note. Principal on the Term Note is payable in sixty successive monthly principal installments, commencing in November 2002, the first 59 of which shall be in the amount of $58,334, and the 60th and final such principal installment shall be in the amount of $58,294. The Term Note matures in October 2007.

Borrowings under the term note portion of the Company’s Credit Facility at December 31, 2003 and September 30, 2004 consist of the following:

	December 31, 2003	September 30, 2004

Term note bearing interest at LIBOR plus 2% (3.17% at December 31, 2003), principal repayable monthly starting November 2002	$2,683,324	2,158,318
Less current portion	700,008	700,008
Total excluding current portion	$1,983,316	1,458,310

Maturities under the term loan portion of the Credit Facility as of December 31, 2003 are as follows:

Amount

Year ending December 31:
2004	$700,008
2005	700,008
2006	700,008
2007	583,300
Total	$2,683,324

The Credit Facility requires the Company to meet, among other factors, certain financial covenants and ratios, including a minimum shareholders’ equity of at least $7,000,000 as of December 31, 2003, and distributions less than 60% of net income for the year. As of December 31, 2003, the Company was not in compliance with these above mentioned covenants. In June 2004, the Company obtained a waiver of these violations from the bank.

As of September 30, 2004, the Company was in compliance with these above mentioned covenants. Subsequent to September 30, 2004, the Company repaid all amounts outstanding under the Credit Facility in connection with the sale transaction as described in note 8.

(5)    Commitments and Contingencies

(a)    Leases

The Company leases office space under noncancelable lease agreements accounted for as operating leases. Rental expense for operating leases was approximately $890,700 and $721,100 for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2003 are as follows:

Amount

Year ending December 31:
2004	$904,641
2005	812,107
2006	636,063
2007	267,716
2008	31,250
Thereafter	—
$2,651,777

The Company maintains a standby letter of credit for an amount up to $278,260 in accordance with the terms of its lease agreement for the office space occupied in New York.

(b)    Contingencies

In the normal course of business, the Company may become subject to lawsuits and other claims and proceedings. Such matters are subject to uncertainty and outcomes are not predictable with assurance. Management is not aware of any pending or threatened lawsuit or proceeding that would have a material adverse effect on the Company’s financial position, liquidity, or results of operations.

(6)    Related-Party Transactions

Amounts due from officers and employees were $477,420 and $4,790,448 at December 31, 2003 and September 30, 2004, respectively. During 2004 the Company obtained promissory notes from several officers and employees aggregating $4,400,000. These notes accrue interest at a rate of 4.0% and mature on April 30, 2005. These notes were repaid from the respective officers’ and employees’ portion of the proceeds of the sale transaction described in note 8. The remaining receivable amounts are non-interest bearing and due on demand.

Amounts due to officers and employees were $1,951 and $0 at December 31, 2003 and September 30, 2004, respectively. These amounts are non-interest bearing and due on demand.

SMITH HANLEY HOLDING CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2003, September 30, 2004 and 2003 (Unaudited)

In June 2002, in connection with the issuance of shares of SHHC stock, the Company entered into a promissory note due from an employee and shareholder in the amount of $634,941, which matures on June 30, 2012 and bears interest at 4% per annum. The note is secured by the stock certificate representing 100 Smith Hanley Holding Corp. shares of common stock. Accordingly, such note is reflected as stock subscription receivable in the accompanying consolidated balance sheet.

(7)    Goodwill

Upon adoption of SFAS No. 142, the Company was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. No separate intangible assets were identified. The Company was required to test goodwill for impairment as of January 1, 2002 and annually thereafter, in accordance with the provisions of SFAS No. 142. The results of this analysis did not require the Company to recognize an impairment loss. The Company performed its annual update of the impairment test for goodwill at the end of fiscal year 2003. The results of this test indicated that goodwill was not impaired.

(8)    Subsequent Event

On October 13, 2004, all of the assets and certain liabilities of the Company were acquired by Ventiv Health, Inc. (Ventiv), an unrelated third party. The transaction was made pursuant to a definitive Asset Purchase Agreement, dated September 21, 2004. The closing consideration for the acquired assets consisted of $30 million in cash, unregistered shares of common stock of Ventiv having an assigned value of $20 million and the assumption of specified short-term liabilities of the Company. The purchase price also includes an earn-out provision pursuant to which the Company will become entitled to additional consideration, which may be material, if specified profitability targets are met during 2004 and 2005. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of shares of Ventiv common stock. In connection with this sale transaction, the Company also repaid the outstanding balances under their line of credit and long-term debt. Additional equity distributions totaling $17,117,000 were made by the Company subsequent to the sale transaction.

Ventiv Health, Inc.

PRO FORMA FINANCIAL INFORMATION

On October 13, 2004, Ventiv Health, Inc. ("Ventiv") completed the acquisition of substantially all of the assets, and the assumption of certain liabilities, of Smith Hanley Holding Corp. and its subsidiaries (collectively, “Smith Hanley”). Smith Hanley is a leading provider of outsourced clinical staffing and recruiting services to the U.S. pharmaceutical industry. The transaction was made pursuant to a definitive agreement, dated September 21, 2004 (the "Asset Purchase Agreement"). Prior to the execution of the Asset Purchase Agreement, there were no material relationships between Ventiv and Smith Hanley.

The closing consideration for the assets acquired consisted of $30 million in cash, unregistered shares of common stock of Ventiv having an assigned value of $20 million (the “Initial Shares”) and the assumption of specified short-term liabilities of Smith Hanley. The purchase price also included an earn-out provision pursuant to which Smith Hanley will become entitled to additional consideration, which may be material, if the acquired business achieves specified profitability targets during 2004 and 2005. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of shares of Ventiv common stock.

Because the selected unaudited pro forma condensed consolidated financial information is based upon Smith Hanley’s operating results during the period when Smith Hanley was not under the control, influence or management of Ventiv, the information presented may not be indicative of the results for the year ended December 31, 2003 or the nine months ended September 30, 2004 that would have actually occurred had the transaction been completed as of January 1, 2003, nor is it indicative of our future financial or operating results of the combined entity.

The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated financial information included in this report and should be read in conjunction with the audited historical consolidated financial statements and accompanying disclosures contained in Ventiv’s December 31, 2003 consolidated financial statements and notes thereto included on Form 10-K and unaudited Form 10-Q.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2004
(in thousands, except share amounts)

	Ventiv	Smith Hanley	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined
			(seeNote2)
ASSETS
Current assets:
Cash and equivalents	$87,779	$2,106	$(31,330)	(a	)	$58,555
Restricted cash	5,187	--	--			5,187
Accounts receivable, net	43,658	10,349	--			54,007
Unbilled services	23,692	4,510	--			28,202
Employee receivables	--	4,791	(4,791)	(c	)	--
Prepaid expenses and other current assets	4,247	338	--			4,585
Total current assets	164,563	22,094	(36,121)			150,536
Property and equipment, net	32,171	749	--			32,920
Goodwill	26,641	3,074	(3,074)	(c	)	51,820
			25,179	(a	)
Other intangibles, net	2,587	--	17,400	(a	)	19,987
Deferred taxes and other assets	6,049	35	--			6,084
Total assets	$232,011	$25,952	$3,384			$261,347

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$10,302	$--	$--			$10,302
Current portion of long-term debt	--	700	(700)	(c	)	--
Accrued payroll, accounts payable and accrued expenses	45,609	8,026	--			53,635
Current income tax liabilities	17,139	--	--			17,139
Client advances and unearned revenue	8,589	--	--			8,589
Total current liabilities	81,639	8,726	(700)			89,665
Capital lease obligations	19,540	--	--			19,540
Long-term debt, excluding current portion	--	1,458	(1,458	(c	)	--
Line of credit	--	6,250	(6,250	(c	)	--
Other non-current liabilities	384	95	--			479
Total liabilities	101,563	16,529	(8,408			109,684

Commitments and contingencies

Stockholders' Equity:
Common stock, $.001 par value	24	--	1	(a	)	25
Additional paid-in-capital	165,008	885	(885	(b	)	186,222
			21,214	(a	)
Stock subscriptions receivable	--	(614)	614	(b	)	--
Deferred compensation	(50)	--	--			(50
Accumulated other comprehensive earnings	119	--	--			119
(Accumulated deficit) Retained earnings	(34,653)	9,152	(9,152	(b	)	(34,653
Total stockholders' equity	130,448	9,423	11,792			151,663
Total liabilities and stockholders' equity	$232,011	$25,952	$3,384			$261,347

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2004

(in thousands, except per share amounts)

	Ventiv	Smith Hanley	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined
Revenues	$234,735	$68,731	--			$303,466
Operating expenses:
Cost of services	188,629	44,900	--			233,529
Selling, general and administrative expenses	22,174	17,144	518	(d	)	39,836
Restructuring	(264)	--	--			(264)
Total operating expenses	210,539	62,044	518			273,101

Operating earnings (losses)	24,196	6,687	(518)			30,365
Interest expense, net	(179)	(119)	--			(298)
Earnings (losses) from continuing operations before income taxes	24,017	6,568	(518)			30,067
Income tax provision	9,126	421	1,878	(e	)	11,425
Earnings (losses) from continuing operations	$14,891	$6,147	$(2,396)			$18,642

Earnings per share from continuing operations:
Basic	$0.63					$0.75
Diluted	$0.59					$0.71
Weighted average number of common shares outstanding:
Basic	23,520		1,335	(f	)	24,855
Diluted	25,056		1,335	(f	)	26,391

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2003

(in thousands, except per share amounts)

	Ventiv	Smith Hanley	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined
Revenues	$224,453	$74,883	--			$299,336
Operating expenses:
Cost of services	182,658	48,643	--			231,301
Selling, general and administrative expenses	26,223	20,646	690	(d	)	47,559
Gain on sale of real estate	(392)	--	--			(392)
Total operating expenses	208,489	69,289	690			278,468

Operating earnings (losses)	15,964	5,594	(690)			20,868
Interest expense, net	(136)	(193)	--			(329)
Earnings (losses) from continuing operations before income taxes	15,828	5,401	(690)			20,539
Income tax provision	5,933	340	1,532	(e	)	7,805
Earnings (losses) from continuing operations	9,895	5,061	(2,222)			12,734

Earnings per share from continuing operations:
Basic	$0.43					$0.53
Diluted	$0.42					$0.51
Weighted average number of common shares outstanding:
Basic	22,919		1,335	(f	)	24,254
Diluted	23,801		1,335	(f	)	25,136

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.                                       Basis of Presentation

The unaudited pro forma condensed consolidated financial statements of Ventiv are based on the historical consolidated financial statements of Ventiv and Smith Hanley, which have been prepared to illustrate the effect of Ventiv’s acquisition of Smith Hanley. The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet is presented as though the acquisition occurred on September 30, 2004.  The pro forma condensed consolidated statements of income give effect to the acquisition of Smith Hanley as if it had occurred on January 1, 2003.

2.                                       Pro Forma Adjustments Related to the Acquisition

The following adjustments were applied to the historical consolidated financial statements of Ventiv and Smith Hanley to arrive at the unaudited pro forma condensed consolidated financial information:

(a) For purposes of the pro forma condensed consolidated financial information, a summary of the purchase price consideration for the acquisition is as follows:
Purchase price consideration	Amount (in thousands)
Cash	$30,000
Stock issued	20,000
Direct acquisition costs and other post-closing adjustments	2,545
Total	$52,545

The following represents the allocation of the purchase price to the acquired assets of Smith Hanley. The allocation is based upon the estimated fair value of Smith Hanley’s assets and liabilities as of September 30, 2004. However, changes to the estimates of the fair values of Smith Hanley’s assets acquired and liabilities assumed may be necessary as additional information becomes available and a third-party valuation of certain intangible assets is finalized.

Preliminary allocation of purchase price	Amount (in thousands)
Current assets	$17,303
Property and equipment, and other noncurrent assets	784
Goodwill	25,179
Identifiable intangible assets	17,400
Liabilities assumed	(8,121)
Total	$52,545

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets.

(b)	Represents the elimination of the historical stockholders’ equity accounts of Smith Hanley.

(c)	Represents the elimination of accounts pursuant to the acquisition.

(d)
Represents the amortization of customer relationships associated with Ventiv’s acquisition of Smith Hanley. These intangible assets are amortized over their useful lives ranging from four to ten years.

(e)
Represents pro-forma income tax expense as though Smith Hanley was taxed as a C-corporation for the periods presented using Ventiv’s effective tax rates. Prior to Ventiv’s acquisition, Smith Hanley was an S-corporation, in which case shareholders were taxed on their portion of Smith Hanley’s taxable income.

(f)	Represents the issuance of Ventiv common stock pursuant to the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: December 29, 2004 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
**2.1	ASSET PURCHASE AGREEMENT, dated as of September 21, 2004, by and among Smith Hanley Holding Corp., a Connecticut corporation (“SHHC”)
*23.1	Consent of KPMG LLP
**99.1	Press release dated October 15, 2004

* Filed herewith
** Previously filed as an exhibit to the Current Report on Form 8-K filed by Registrant on October 19, 2004